  EXHIBIT 10.3

LOAN ASSIGNMENT AND ASSUMPTION AGREEMENT

This LOAN ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of May , 2026 (the “Effective Date”), by and between DATZ WORLD HOLDINGS CORP., a Nevada corporation formerly known as Leafbuyer Technologies, Inc. (“Assignor”), and LB Media Group LLC, a Colorado limited liability company (“Assignee”). Kurt Rossner, Mark Breen, and Michael Goerner (collectively, the “Guarantors”) are executing this Agreement for the purposes set forth herein.

RECITALS

WHEREAS, Assignor is the borrower under that certain U.S. Small Business Administration (the “SBA Lender”) Economic Injury Disaster Loan, dated as of April 30, 2020, having an initial principal amount equal to $500,000 (“SBA Loan”);

Whereas, the Guarantors each executed and delivered to the Lender one or more guaranties pursuant to which such Guarantors guaranteed the obligations of Assignor with respect to the Loan;

WHEREAS, Assignor is the borrower with respect to loans made to Assignor by the Guarantors (“Shareholder Lenders” and, together with the SBA Lender, the “Lenders”) from time to time having an aggregate initial principal amount of approximately $415,000 (“Shareholder Loans” and, together with the SBA Loan, the “Loans”);

WHEREAS, Assignor desires to assign to Assignee all of Assignor’s obligation to repay principal and pay interest on the Loans and other liabilities and obligations to Lenders arising in connection with the Loans (the “Loan Obligations”), and Assignee desires to assume from Assignor, all of Assignor’s Loan Obligations pursuant this Agreement; and

Whereas, the Guarantors desire to acknowledge and agree that their respective guaranty obligations shall remain in full force and effect notwithstanding the assignment and assumption of the SBA Loan and the relevant Loan Obligations pursuant to this Agreement.

Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor, Assignee and, for the limited purposes set forth herein, the Guarantors, hereby agree as follows:

1. Assignment. Effective as of the Effective Date, Assignor hereby assigns, transfers, conveys and delivers to Assignee the Loans and all Loan Obligations.

2. Assumption. Effective as of the Effective Date, Assignee hereby irrevocably accepts the foregoing assignment and assumes and agrees to pay, perform, satisfy and discharge, when due, all duties, liabilities, obligations, covenants and undertakings of Assignor, as borrower, with respect to Loans, including, without limitation, all Loan Obligations, arising under or in connection with the documents evidencing the Loans to which Assignor is a party, whether arising before, on or after the Effective Date, including all indebtedness, liabilities and obligations thereunder, as if Assignee had originally been named therein as the borrower.

3. Indemnity. As between Assignor and Assignee only, Assignee shall be solely responsible for all liabilities and obligations assumed pursuant to Section 2, and Assignee shall indemnify, defend and hold harmless Assignor from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) arising out of or relating to such assumed liabilities and obligations. For the avoidance of doubt, nothing in this Agreement shall constitute, or be deemed to constitute, a release of Assignor by any Lender or any other person unless and until such release is expressly granted in writing by such Lender.

4. Guarantor Acknowledgment and Confirmation. Each Guarantor hereby acknowledges and agrees that: (a) this Agreement, the assignment contemplated hereby, and the assumption by Assignee of the Loan Obligations shall not limit, impair, discharge, terminate or otherwise affect such Guarantor’s obligations under any guaranty or other credit document executed by such Guarantor; (b) each such guaranty and related obligation of such Guarantor shall remain in full force and effect after the Effective Date and shall continue to guarantee and secure the prompt payment and performance of all relevant Loan Obligations; (c) references in such guaranty or guaranties to the obligations of Assignor or to the indebtedness, liabilities or obligations guaranteed thereby shall be deemed to include the relevant Loan Obligations as assumed by Assignee pursuant to this Agreement; and (d) each Guarantor consents to the execution, delivery and performance of this Agreement and waives any notice in connection therewith to the extent such notice may be required under such Guarantor’s guaranty or applicable law.

5. Further Assurances. Each party shall execute and deliver such further instruments and documents and take such further actions as may be reasonably requested by another party to effectuate the purposes of this Agreement and the transactions contemplated hereby.

6. Representations and Warranties.

(a) Assignor hereby represents and warrants to Assignee that: (i) Assignor has full power and authority to execute, deliver, and perform this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by Assignor and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity; and (iii) Assignor has not previously assigned the Loans or the Loan Obligations or any of its rights or obligations thereunder.

(b) Assignee hereby represents and warrants to Assignor that: (i) Assignee has full power and authority to execute, deliver and perform this Agreement; and (ii) this Agreement has been duly authorized, executed and delivered by Assignee and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity.

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(c) Each Guarantor hereby represents and warrants, solely with respect to itself, that such Guarantor has full power and authority to execute and deliver this Agreement and that this Agreement has been duly authorized, executed and delivered by such Guarantor and constitutes the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity.

7. Consent to Assignment. Assignor, Assignee, and the Guarantors shall cooperate, and to obtain the consent to the SBA Lender to the assignment contemplated by this Agreement and Assignee shall bear all costs, fees, and expenses related to obtaining such consent to assignment.

8. Governing Law. This Agreement, and any dispute, claim or controversy arising out of or relating to this Agreement or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any other jurisdiction.

9. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, understandings and agreements, whether oral or written, among the parties with respect thereto.

10. Amendments. This Agreement may not be amended, modified or supplemented except by a written instrument executed by Assignor, Assignee and, to the extent such amendment affects its rights or obligations hereunder, the applicable Guarantor.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered by electronic transmission in portable document format (.pdf) or by other electronic means intended to preserve the original graphic and pictorial appearance of a document shall be deemed effective as original signatures for all purposes.

12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

13. Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ASSIGNOR: DATZ World Holdings Corp.

By:	/s/ Kurt Rossner
Name:	Kurt Rossner
Title:	CEO

ASSIGNEE: LB Media Group LLC

By:	/s/ Kurt Rossner
Name:	Kurt Rossner
Title:	Manager

GUARANTORS:

/s/ Kurt Rossner
Kurt Rossner

/s/ Mark Breen
Mark Breen

/s/ Michael Goerner
Michael Goerner

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